Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265842, 333-284083 and 333-286887) and Form S-8 (No. 333-255682, 333-265971, 333-270104, 333-279504, 333-281616, 333-288170 and 333-290406) of FTC Solar, Inc. (the Company) of our report dated March 23, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, P.C.

Austin, Texas

March 23, 2026